SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2005

PEREGRINE SYSTEMS, INC.

(Exact name of the registrant as specified in its charter)

Delaware	000-22209	95-3773312
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3611 VALLEY CENTRE DRIVE, SAN DIEGO, CA		92130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 481-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01            Other Events

On August 29, 2005, Peregrine Systems, Inc. (the “Company”) issued a press release regarding the distribution of 600,000 shares of common stock held in a reserve account pursuant to the Fourth Amended Plan of Reorganization (“Plan of Reorganization”).  The distribution is being made to certain former stockholders that were holders of Class 9 claims under the Plan of Reorganization.  The shares are being distributed because almost all of the general expense claims against the Company under the Plan of Reorganization have been resolved, allowing the Company to distribute the shares under a formula approved as part of the Plan of Reorganization.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The furnishing of this report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Item 9.01            Financial Statements and Exhibits

(c)            Exhibits

The following exhibit is furnished with this Form 8-K:

Exhibit No.	Description
99.1	Press Release, dated August 29, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2005	PEREGRINE SYSTEMS, INC.

	By:	/s/ Kevin Courtois
Kevin Courtois
Senior Vice President and
General Counsel